As filed with the Securities and Exchange Commission on December 31, 2020.

Registration No. 333-239513

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	5051 (Primary Standard Industrial Classification Code Number)	36-0879160 (I.R.S. Employer Identification Number)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(847) 455-7111

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marec E. Edgar
President and Chief Executive Officer
A. M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, IL 60523
(847) 455-7111
(Name, address. including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeremy T. Steele Senior Vice President, General Counsel & Secretary A. M. Castle & Co. 1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (847) 455-7111	Eric Orsic, Esq. McDermott Will & Emery LLP 444 West Lake Street, Suite 4000 Chicago, IL 60606-0029 (312) 372-2000

Approximate date of commencement of proposed sale to public:

This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-239513, filed on June 29, 2020, as amended by Amendment No. 1 filed on July 10, 2020 (the “Registration Statement”) filed by A.M. Castle & Co. (the “Company”) with the Securities and Exchange Commission relating to the common stock (the “securities”) of the Company. The Registration Statement is hereby amended to remove and withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

A.M. CASTLE & CO.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Senior Vice President, General Counsel & Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-1 on behalf of A.M. Castle & Co.